UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2004

AUGUST TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

000-30637	41-1729485
(Commission File Number)	(IRS Employer Identification No.)

4900 West 78th Street Bloomington, Minnesota 55435
(Address of Principal Executive Offices) (Zip Code)

(952) 820-0080
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report

Item 5.                                   Other Events.

On June 23, 2004, August Technology Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Inspex Inc., pursuant to which August Technology has agreed to purchase certain assets used by Inspex in connection with its DMSVision Software.  The Purchase Agreement has been submitted to the United States Bankruptcy Court for the District of Massachusetts (the “Bankruptcy Court”) for approval.  The Purchase Agreement provides for a purchase price of $2.1 million plus future consideration based on DMSVision software revenues resulting from new orders received in the 12 months after the purchase.

Item 7.                                   Financial Statements and Exhibits.

(a)                                  Financial statements:  None.

(b)                                 Pro forma financial information:  None.

(c)                                  Exhibits:  None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2004

AUGUST TECHNOLOGY CORPORATION

	By	/s/ Stanley D. Piekos
Stanley D. Piekos, Chief Financial Officer